UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2004

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

                On December 7, 2004, NitroMed, Inc. (“NitroMed”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Pacific Growth Equities, LLC, Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc., as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), in connection with the issuance and sale of 3,247,878 shares of NitroMed common stock (the “Public Offering”).  Pursuant to the terms of the Underwriting Agreement, NitroMed has also granted the Underwriters the right to purchase up to 431,581 additional shares of NitroMed common stock to cover over-allotments.

                The description of the terms and conditions of the Underwriting Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to NitroMed’s Amendment No. 1 to its Registration Statement on Form S-1 (Registration No. 333-120280), filed with the Securities and Exchange Commission on November 24, 2004 and incorporated herein by this reference.

Item 8.01.                                          Other Events.

                On December 8, 2004, NitroMed announced the pricing of the Public Offering.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits

                The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2004	NITROMED, INC.

	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, M.D., J.D.
Chief Financial Officer, Chief Business Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of NitroMed, Inc. dated December 8, 2004